UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 3, 2009

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 3, 2009, Watsco, Inc. (“Watsco”) executed a definitive purchase and contribution agreement (the “Agreement”) to form a joint venture with Carrier Corporation (“Carrier”), a unit of United Technologies Corporation, to distribute Carrier, Bryant and Payne residential and light commercial HVAC equipment products throughout the U.S. Sunbelt, Latin America and the Caribbean. The newly formed joint venture, Carrier Enterprises LLC, will operate 110 locations in 20 states and Puerto Rico and serve over 19,000 air conditioning and heating contractors and had pro-forma revenues of $1.4 billion in 2008. In the formation of the joint venture, Carrier will contribute 95 locations in the U.S. Sunbelt and Puerto Rico and the export division located in Miami, Florida and we will contribute 15 locations that currently distribute Carrier, Bryant and Payne products. We have agreed to purchase a 60% interest in the joint venture for consideration of approximately $172 million, payable in a combination of cash, common stock and by the contribution of certain locations that sell Carrier-made products, with options to purchase up to an additional 20% ownership of the joint venture within the next three to five years. The completion of the transaction is subject to customary regulatory approvals, transition items and other closing requirements as specified in the Agreement, including obtaining financing at the joint venture on terms reasonably satisfactory to the parties.

Carrier and affiliates represent a key supplier to us and accounted for 13% of purchases made by us during the year ended 2008.

Upon closing of the transaction, we may incur or assume additional debt and we will issue not less than 3,000,000 or more than 4,500,000 shares of our common stock as consideration, which will dilute our existing stockholders’ ownership interest and may have a material impact on our results of operations or financial position.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
2.1	Purchase and Contribution Agreement dated May 3, 2009 by and between Carrier Corporation and Watsco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: May 7, 2009	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Contribution Agreement dated May 3, 2009 by and between Carrier Corporation and Watsco, Inc.